Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. APPOINTS TRACY GARDNER

CHIEF EXECUTIVE OFFICER

New York, NY – May 30, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that Tracy Gardner has been appointed Chief Executive Officer, effective June 5, 2013. Ms. Gardner joined the Company earlier this month as Chief Creative Officer. Walter Killough, the Company’s current CEO, will remain with dELiA*s in the role of Chief Operating Officer under his existing agreement.

Ms. Gardner stated, “I am excited about the opportunity to create a long term vision for the dELiA*s brand. While developing and executing a strategic plan will take time, I look forward to working with the team to build dELiA*s into the brand we all know it can be.”

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through direct mail catalogs, websites, and mall-based retail stores.